UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022

INTEGRAL AD SCIENCE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40557	83-0731995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Not Applicable[1]
(Address of principal executive offices)	(Zip Code)

(646) 278-4871

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IAS	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

[1]	Any stockholder or other communication required to be sent to our principal executive offices may be directed to our mailing address: 99 Wall Street, #1950, New York, NY 10005.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Joseph Pergola, Integral Ad Science Holding Corp.’s (the “Company”) Chief Financial Officer will be leaving the Company to pursue other opportunities. In connection with Mr. Pergola’s transition, on May 25, 2022, the Company and Mr. Pergola entered into a Separation Agreement and Release of Claims (the “Agreement”). Pursuant to the Agreement, Mr. Pergola’s employment with the Company will end on September 10, 2022 (the “Separation Date”) and he will hold the title of Chief Financial Officer of the Company and perform current duties and responsibilities until on or about August 15, 2022. Subject to Mr. Pergola’s continued compliance with the terms of the Agreement and non-revocation of the same, Mr. Pergola will (i) receive separation pay in an amount equal to $425,000, less all required or authorized taxes, withholdings and deductions, payable over a 12 month period in accordance with the Company’s regular payroll practices; (ii) be eligible to receive 100% of the applicable 2022 discretionary annual bonus to be paid no later than March 15, 2023, in the amount of $318,750, less all required or authorized taxes, withholdings and deductions; and (iii) receive continued COBRA coverage at the Company’s expense for the 12 month period immediately following the Separation Date. Additionally, according to the terms of the applicable equity agreements, Mr. Pergola will have 90 days after the Separation Date to exercise any options granted under the Amended and Restated Integral Ad Science Holding Corp. 2018 Non-qualified Stock Option Plan that have vested and become exercisable prior to the Separation Date. Any vested options not exercised by Mr. Pergola within 90 days of the Separation Date will expire. The Agreement includes other customary provisions relating to release, confidentiality, restrictive covenants and future cooperation.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Certain Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Separation Agreement and Release of Claims, dated as of May 25, 2022, by and between Joseph Pergola and Integral Ad Science, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL AD SCIENCE HOLDING CORP.

Date: May 26, 2022	By:	/s/ Noah Webster
	Name:	Noah Webster
	Title:	Chief Legal and Compliance Officer and Corporate Secretary